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                                                                    EXHIBIT 21.1


                             LIST OF SUBSIDIARIES OF
                            KINROSS GOLD CORPORATION
                            ------------------------


Name of Subsidiary                                   Jurisdiction of Formation
------------------                                   -------------------------

1126774 Ontario Ltd. (Canada)                        Ontario
Blanket (Barbados) Holdings Ltd.                     Barbados
Cayman Newinco Inc. (Cayman Islands)                 Cayman Islands
Cayman Participacoes Inc. (Cayman Islands)           Cayman Islands
CNM Companhia Nacional de Mineracao                  Brazil
Companhia TVX de Participacoes (Brazil)              Brazil
Compania Minera Kinam Guanaco                        Chile
Compania Minera Mantos de Oro (Chile)                Chile
Compania Minera Maricunga                            Chile
Compania Nacional de Minera Ltda. (Chile)            Chile
Crown Merger Corporation                             Washington
Echo Bay Alaska Inc.                                 Delaware
Echo Bay Exploration Inc.                            Delaware
Echo Bay Finance Corp.                               Delaware
Echo Bay Inc.                                        Delaware
Echo Bay International B.V.                          Netherlands
Echo Bay Management Corporation                      Delaware
Echo Bay Mexico B.V.                                 Netherlands
Echo Bay Minerals Company                            Delaware
Echo Bay Mines Ltd.                                  Ontario
Echo Bay Resources Inc.                              Delaware
E-Crete Products Inc.                                Canada
E-Crete, LLC                                         Arizona
Enviro-Crete Products, Inc.                          Nevada
Fairbanks Gold Mining, Inc.                          Delaware
Guanaco Mining Company, Inc.                         Delaware
Haile Mining Company, Inc.                           Delaware
International Gold Mining (Cayman Islands)           Cayman Islands
KGC Merger Corp.                                     Nevada
Kinam (B.C.) Ltd.                                    British Columbia
Kinam Chile Credit Corp., Inc.                       Delaware
Kinam Chile Finance Corporation                      Delaware
Kinam de Chile Ltda.                                 Chile
Kinam Exploration Canada Ltd.                        Canada
Kinam Exploration, Inc.                              Delaware
Kinam Gold Inc.                                      United States
Kinam Long Valley Corporation                        Delaware
Kinam Magadan Gold Corporation                       Delaware
Kinam Precious Metals, Inc.                          Delaware
Kinam Refugio Inc.                                   Delaware
Kinross Aginskoe Gold Company, L.L.C.                Utah
Kinross Americas (Cayman) Holdings Inc.
(Cayman Islands)                                     Cayman Islands
Kinross Americas (Cayman) Inc. (Cayman Islands)      Cayman Islands
Kinross Candelaria Mining Company                    Delaware
Kinross Copper Corporation                           Nevada
Kinross DeLamar Mining Company                       Oregon

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Kinross Exploration Inc.                             Nevada
Kinross Fallon, Inc.                                 Delaware
Kinross Gold Australia Pty Limited                   Australia
Kinross Gold Corporation                             Ontario
Kinross Gold U.S.A., Inc.                            United States
Kinross Goldbanks Mining Company                     Nevada
Kinross Holdings (U.K.) Limited                      England
Kinross Holdings Zimbabwe (Private) Limited          Zimbabwe
Kinross Minera Chile Limitdada                       Chile
Lancaster Mining Company, Inc.                       Delaware
Lassen Gold Mining, Inc.                             Delaware
Macaines Mining Properties Ltd. (Cayman Islands)     Cayman Islands
Macedonian Copper Mines, S.A. (Greece)               Greece
Marwood International Ltd (Bahamas)                  Bahamas
Melba Creek Mining, Inc.                             Alaska
Miicre Mining Investments Ltd. (Cayman Islands)      Cayman Islands
Minera Kinross Argentina S.A.                        Argentina
Mineracao Serra Grande S.A. (Brazil)                 Brazil
Nevada Gold Mining, Inc.                             Delaware
Normandy Cayman Holdco Inc.                          Cayman Islands
Omolon Gold Mining Company                           Russian Federation
Rio Paracatu Mineracao S.A. (Brazil)                 Brazil
Round Mountain Gold Corporation                      Delaware
TVX (Barbados) Inc. (Barbados)                       Barbados
TVX (Cyprus) Holdings Limited (Cyprus)               Cyprus
TVX (Cyprus) Limited (Cyprus)                        Cyprus
TVX (Netherlands) B.V. (Netherlands)                 Netherlands
TVX Bohemia dulni a.s. (Czech Republic)              Czech Republic
TVX Canada Inc. (Canada)                             Ontario
TVX Cayman Inc. (Cayman Islands)                     Cayman Islands
TVX Delaware Inc. (United States)                    Delaware
TVX Euro Dulni s.r.o. (Czech Republic)               Czech Republic
TVX Gold Inc.                                        Canada
TVX Gold Mining Service Limited (United Kingdom)   England
TVX Hellas Societe Anonyme of Mines & Gold
Manufacturing (Greece)                               Greece
TVX Holdings Inc. (United States)                    Delaware
TVX Investments S.A. (Cayman)                        Cayman Islands
TVX Minera de Chile Ltda. (Chile)                    Chile
TVX Mineracao Ltda.                                  Brazil
TVX Mineral Hill, Inc. (United States)               Minnesota
TVX Mining Properties Ltd. (Cayman Islands)          Cayman Islands
TVX S.A. (Cayman Islands)                            Cayman Islands
Volta Grande Mineracao Ltda.                         Brazil
Wind Mountain Mining, Inc.                           Delaware